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                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-85816 and 333-2152 of Big Flower Press Holdings, Inc. on Form S-8 of our reports, dated May 3, 1996, appearing in this Transition Report on Form 10-K of Big Flower Press Holdings, Inc. for the six months ended December 31, 1995.


DELOITTE & TOUCHE LLP

Los Angeles, California
June 14, 1996